SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 17, 2006
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 N. West Avenue, Fresno, California	93711
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(559) 435-1771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

(1) Acquisition of Membership Units of Front Range Energy, LLC

Membership Interest Purchase Agreement dated as of October 17, 2006 by and among Eagle Energy, LLC, Pacific Ethanol California, Inc. and Pacific Ethanol, Inc.

On October 17, 2006, Pacific Ethanol California, Inc. (“PE California”), a wholly-owned subsidiary of Pacific Ethanol, Inc.(the “Company”), and the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of October 17, 2006 with Eagle Energy, LLC (“Eagle Energy”). Under the Purchase Agreement, PE California purchased from Eagle Energy 10,095 Class B Voting Units of Front Range Energy, LLC (“Front Range”) and thereby acquired approximately 42% of the outstanding membership interests of Front Range. PE California paid to Eagle Energy $30 million in cash and the Company issued to Eagle Energy 2,081,888 shares of the Company’s common stock and a warrant to purchase up to 693,963 shares of the Company’s common stock at an exercise price of $14.41 per share. The Purchase Agreement contains customary representations, warranties and covenants by the parties and other customary obligations, including those relating to indemnification and confidentiality.

Warrant to Purchase Common Stock dated October 17, 2006 issued to Eagle Energy, LLC by Pacific Ethanol, Inc.

On October 17, 2006, the Company issued a Warrant to Purchase Common Stock dated October 17, 2006 to Eagle Energy (the “Warrant”). Under the Warrant, Eagle Energy has the right to purchase up to 693,963 share of the Company’s common stock at an exercise price of $14.41 per share. The Warrant is exercisable immediately through and including October 17, 2007. The Warrant includes both cash and cashless exercise provisions.

Registration Rights Agreement dated as of October 17, 2006 by and between Pacific Ethanol, Inc. and Eagle Energy, LLC

On October 17, 2006, the Company entered into a Registration Rights Agreement dated as of October 17, 2006 with Eagle Energy (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company must register for resale by Eagle Energy the 2,081,888 shares of common stock issued to Eagle Energy and the 693,963 shares of common stock underlying the Warrant.

The registration obligations require, among other things, that the Company file an initial registration statement with the Securities and Exchange Commission (“SEC”) no later than October 31, 2006 and cause the registration statement to be declared effective within 120 days of October 17, 2006, or earlier if the registration statement is not reviewed or is no longer subject to review by the SEC. If the Company is unable to meet these obligations, is unable to maintain the effectiveness of the registration in accordance with the requirements of the Registration Rights Agreement or is unable to satisfy certain other obligations under the Registration Rights Agreement, then an event of default will have occurred, and the upon the occurrence of such event and upon every monthly anniversary thereafter until such event is cured, the Company will be required to pay to Eagle Energy, as liquidated damages and not as a penalty, an amount equal to 1% of (i) the sum of the number of shares of common stock held by Eagle Energy and the shares of common stock issuable upon exercise of the Warrant as of the date of default, multiplied by (ii) the closing market price of the Company’s common stock on such date; provided, that the maximum aggregate amount of such damages is not to exceed $3 million.

The Registration Rights Agreement contains customary covenants and obligations on the part of the Company and Eagle Energy, including various indemnification provisions in connection with the offering and registration of the shares of common stock issued to Eagle Energy and shares of common stock underlying the Warrant.

Second Amended and Restated Operating Agreement of Front Range Energy, LLC among the members identified therein (as amended by Amendment No. 1 described below)

On October 17, 2006, the Company became a party to a Second Amended and Restated Operating Agreement of Front Range Energy, LLC among the members identified therein (as amended by Amendment No. 1 described below) (the “Operating Agreement”). The Operating Agreement governs the rights and obligations of the members (“Members”) of Front Range. The Operating Agreement contains numerous customary provisions relating to rights and obligations of the Members, the authority of the manager (the “Manager”) and the manner in which Front Range is to be operated.

The Operating Agreement provides that Members may be subject to additional capital calls upon the approval of 2/3 of the Members requiring them to make additional cash contributions to Front Range. In the event that a Member fails to fulfill its capital call obligations, other Members may contribute pro rata and thereby obtain additional membership units. In the event that other Members do not contribute the entire amount of the capital call, the unpaid amount will constitute an ongoing obligation of the Member that failed to initially contribute. The Operating Agreement provides that each Member, by execution of the Operating Agreement, is deemed to have granted the Company a first and prior lien and security interest in such Member’s units as security for the payment of all required contributions by such Member.

Cash distributions by Front Range are to be distributed first to all Members in an amount equal to the estimated federal and state income tax liability attributable to such Member’s proportionate share of the net taxable income of Front Range. The Manager’s determination of the amount of the minimum mandatory distribution is binding and conclusive on all Members. Cash distributions by Front Range, are to be distributed second to all Members in proportion to the percentage of outstanding units held by each Member but reduced by any amount distributed to that Member to cover its tax liability, as described above. All cash distributions are subject to the determination by the Manager that available cash exists in order to make such distributions after taking into account working capital needs, future expenditures and agreements to which Front Range is a party.

There is to be one Manager of Front Range. Initially, the Manager is Daniel A. Sanders. The Manager is to be appointed by the holders of Class A Units of Front Range. Mr. Sanders holds 100% of all Class A Units and therefore controls who will act as Manager of Front Range. The Manager’s compensation for services to Front Range is to be determined by the Members. Mr. Sanders holds a majority of the outstanding membership units and therefore controls the compensation payable to the Manager. The Manager will not be liable to Front Range or any Member for any loss, damage, liability or expense suffered except in the case of fraud, gross negligence or willful or wanton misconduct. No Member is liable for any debt, obligation or liability of Front Range, except as provided in the Operating Agreement. The Operating Agreement provides customary indemnification provisions for the benefit of the Manager and the Members and their affiliates and representatives and agents.

The Manager has broad discretion to operate Front Range and to execute agreements on its behalf. Certain matters require approval from at least 2/3 of the Members, including the sale or disposition of all or substantially all assets or any property other than in the ordinary course of business, the acquisition of property in any fiscal year having a value in excess of $300,000, the entering into a joint venture or partnership agreement, the entering into a merger or other reorganization, the borrowing of funds in any fiscal year in excess of $300,000, the lending of funds in any fiscal year in excess of $300,000 and the commencement of a voluntary case in bankruptcy.

Each Member is entitled to appoint a representative to act as a board member and who is to vote such Member’s membership units on matters requiring consent of the Members. The Manager is required to prepare an annual operating plan for the approval of the board members. The board members are entitled to review and comment on the proposed annual operating plan and following the plan’s approval by at least 2/3 of the board members, the Manager is to implement the plan and is authorized only to make expenditures and incur only the obligations provided therein.

The Operating Agreement expressly provides that the Manager and Members may engage in other business activities, including those in competition with the business of Front Range. The Operating Agreement includes confidentiality obligations on the part of the Manager and Members. The Operating Agreement also provides that the Manager has no fiduciary duty to Front Range or to any Member, except to act in good faith, a general obligation of fair dealing with respect to property of Front Range and any duty expressly set forth in the Operating Agreement or any other written agreement.

The Operating Agreement provides for restrictions on the Members’ transfer of their membership units, with certain customary exceptions, unless approved by at least a majority of the Members. Upon a proposed transfer of membership units by a Member, each other Member and Front Range have options to purchase those units on the same terms as the bona fide offer received by the proposed transferor. The Operating Agreement contains customary procedures for the Members and Front Range to exercise this option. The Operating Agreement also provides for the right of the Members and Front Range to purchase a Member’s membership units in the event that they become subject to involuntary transfer or upon death, termination, liquidation or dissolution of the Member. The purchase price for membership units subject to involuntary transfer is the fair market value of the units as agreed by the disposing Member and at least a majority of the other Members, and if they are unable to agree, as determined by a third-party appraiser.

The Operating Agreement contains buy-sell provisions that allow the owners of the Class A Units or the owners of the Class B Units to collectively make a buy-sell offer to the other group. Following such offer, the other group is entitled to accept such offer or decline such offer and force the offering group to purchase its units at the same price and on the same terms and conditions as in the initial offer.

The Operating Agreement contains preemptive rights in favor of the Members requiring Front Range to first offer new membership units pro rata to the existing Members. The Operating Agreement contains customary provisions relating to the exercise by Members of their preemptive rights.

Amendment No. 1, dated as of October 17, 2006, of the Second Amended and Restated Operating Agreement of Front Range Energy, LLC to Add a Substitute Member and for Certain Other Purposes

On October 17, 2006, the Company entered into an Amendment No. 1, dated as of October 17, 2006, of the Second Amended and Restated Operating Agreement of Front Range Energy, LLC to Add a Substitute Member and for Certain Other Purposes (the “Amendment”). The Amendment authorizes and approves the admission of PE California as a member of Front Range and causes PE California to be bound by all of the terms and conditions of the Operating Agreement. The Amendment also includes an amended Section 6.14 to the Operating Agreement that includes certain exclusions in order to facilitate the Company’s compliance with its disclosure obligations under applicable securities laws.

Non-Competition Agreements dated as of October 17, 2006 by and among Pacific Ethanol, Inc., Front Range Energy, LLC and each of the members of Eagle Energy, LLC

On October 17, 2006, the Company entered into Non-Competition Agreements dated as of October 17, 2006 with Front Range and each of the members (the “Eagle Members”) of Eagle Energy (the “Non-Competition Agreements”). The Non-Competition Agreements provide that the Eagle Members may not compete with the business of Front Range for a period of two years within a fifty mile radius of Front Range’s ethanol production facility in Windsor, Colorado. The Non-Competition Agreements also provide non-disclosure and confidentiality obligations on the part of the Eagle Members and provide obligations prohibiting the diversion of business from or inducement of competition with the business of Front Range. In addition, the Non-Competition Agreements prohibit the Eagle Members from hiring, engaging or attempting to hire or engage any person who has been a consultant or employee of Front Range.

(2) Amendment of Amended and Restated Ethanol Purchase and Sale Agreement with Front Range Energy, LLC

Amendment to Amended and Restated Ethanol Purchase and Sale Agreement dated October 17, 2006 between Kinergy Marketing, LLC and Front Range Energy, LLC

On October 17, 2006, Kinergy Marketing, LLC (“Kinergy”), a wholly-owned subsidiary of the Company, entered into an Amendment to Amended and Restated Ethanol Purchase and Sale Agreement dated October 17, 2006 with Front Range. The Amendment amends a certain Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy and Front Range (the “Restated Agreement”). The Amendment is described immediately below and is filed herewith as Exhibit 10.7. The Restated Agreement is described below and is filed herewith as Exhibit 10.8.

The Amendment extends the initial term of the Restated Agreement from three years to a term ending May 31, 2013 with automatic renewals for additional one-year periods thereafter unless a party to the Restated Agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term.

Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy Marketing, LLC and Front Range Energy, LLC

On August 9, 2006, Kinergy entered into an Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 with Front Range. The Restated Agreement amended an underlying agreement first signed on August 31, 2005. The Restated Agreement was initially effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the Restated Agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. The Amendment described above extended the initial term to May 31, 2013 and includes the same renewal provisions. Under the Restated Agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 40 million gallons per year. Pursuant to the terms of the Restated Agreement, the purchase price of the ethanol may be negotiated from time to time between Kinergy and the owner of the ethanol production facility without regard to the price at which Kinergy will re-sell the ethanol to its customers. Alternately, Kinergy may pay to the owner the gross payments received by Kinergy from third parties for forward sales of ethanol (the “Purchase Price”) less certain transaction costs and fees. From the Purchase Price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the Restated Agreement, including truck, rail and terminal costs for the transportation and storage of the facility’s ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties (the “Transaction Costs”). From the Purchase Price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the Purchase Price and the Transaction Costs. In addition, Kinergy is to split the profit from any logistical arbitrage associated with ethanol supplied by the facility.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on October 17, 2006, the Company sold to Eagle Energy an aggregate of 2,081,888 shares of common stock as part consideration for the sale of 10,095 Class B Voting Units of Front Range, which amount represents approximately 42% of the outstanding membership interests of Front Range. The Company also sold to Eagle Energy a warrant to purchase 693,963 shares of common stock at an exercise price of $14.41 per share as part consideration for the sale of the Class B Voting Units, as described above. The disclosures contained in Item 1.01 of this Report on Form 8-K are incorporated herein by reference.

Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were accredited investors and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Effective as of October 17, 2006, Frank P. Greinke resigned as a member of the Board of Directors of the Company.

(c) Not applicable.

(d) Effective as of October 17, 2006, the Board of Directors of the Company appointed Daniel A. Sanders as a member of the Board of Directors of the Company. Mr. Sanders is the Manager and majority Member of Front Range, which is a party to the agreements of Front Range described in Item 1.01 above. The disclosures in Item 1.01 above are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Number	Description
10.1	Membership Interest Purchase Agreement dated as of October 17, 2006 by and among Eagle Energy, LLC, Pacific Ethanol California, Inc. and Pacific Ethanol, Inc.
10.2	Warrant to Purchase Common Stock dated October 17, 2006 issued to Eagle Energy, LLC by Pacific Ethanol, Inc.
10.3	Registration Rights Agreement dated as of October 17, 2006 by and between Pacific Ethanol, Inc. and Eagle Energy, LLC
10.4	Second Amended and Restated Operating Agreement of Front Range Energy, LLC among the members identified therein (as amended by Amendment No. 1 described below)
10.5	Amendment No. 1, dated as of October 17, 2006, of the Second Amended and Restated Operating Agreement of Front Range Energy, LLC to Add a Substitute Member and for Certain Other Purposes
10.6	Form of Non-Competition Agreement dated as of October 17, 2006 by and among Pacific Ethanol, Inc., Front Range Energy, LLC and each of the members of Eagle Energy, LLC
10.7	Amendment to Amended and Restated Ethanol Purchase and Sale Agreement dated October 17, 2006 between Kinergy Marketing, LLC and Front Range Energy, LLC
10.8	Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 by and between Kinergy Marketing, LLC and Front Range Energy, LLC (*)
_________________
(*)	Filed as an exhibit to the Registrant’s current report on Form 8-K for August 9, 2006 filed with the Securities and Exchange Commission on August 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	PACIFIC ETHANOL, INC.

	By:	/s/ WILLIAM G. LANGLEY

William G. Langley Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description
10.1	Membership Interest Purchase Agreement dated as of October 17, 2006 by and among Eagle Energy, LLC, Pacific Ethanol California, Inc. and Pacific Ethanol, Inc.
10.2	Warrant to Purchase Common Stock dated October 17, 2006 issued to Eagle Energy, LLC by Pacific Ethanol, Inc.
10.3	Registration Rights Agreement dated as of October 17, 2006 by and between Pacific Ethanol, Inc. and Eagle Energy, LLC
10.4	Second Amended and Restated Operating Agreement of Front Range Energy, LLC among the members identified therein (as amended by Amendment No. 1 described below)
10.5	Amendment No. 1, dated as of October 17, 2006, of the Second Amended and Restated Operating Agreement of Front Range Energy, LLC to Add a Substitute Member and for Certain Other Purposes
10.6	Form of Non-Competition Agreement dated as of October 17, 2006 by and among Pacific Ethanol, Inc., Front Range Energy, LLC and each of the members of Eagle Energy, LLC
10.7	Amendment to Amended and Restated Ethanol Purchase and Sale Agreement dated October 17, 2006 between Kinergy Marketing, LLC and Front Range Energy, LLC